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                        [LETTERHEAD OF KIRKLAND & ELLIS]


                                                                     EXHIBIT 8.1


                               September 20, 2002

Ziff Davis Holdings, Inc.
Ziff Davis Media, Inc.
28 East 28th Street
New York, NY 10016


Re:      Ziff Davis Holdings, Inc.
         Ziff Davis Media, Inc.
         Registration Statement on Form S-4
         filed on September 19, 2002
         File No. 333-_____

Ladies and Gentlemen:

         You have requested our opinion concerning certain statements set forth the Registration Statement on Form S-4 (Registration No. 333-_____) filed with the Securities and Exchange Commission (the "Commission") on September 19, 2002, pursuant to the Securities Act of 1933, as amended, by Ziff Davis Holdings, Inc. (the "Registration Statement").

         Based on our review of the foregoing, in our opinion, under the law in effect on the date hereof, the statements made in the Registration Statement under the caption "United States Federal Income Tax Consequences," insofar as such statements purport to constitute summaries of matters of United States Federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities.

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ZIFF DAVIS HOLDINGS INC.
September 20, 2002
Page 2



         In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than that discussed herein.

                                                     Very truly yours,

                                                     /s/ Kirkland & Ellis

                                                     KIRKLAND & ELLIS